February 8, 2017

The Ensign Group Reports Fourth Quarter and Fiscal Year 2016 Results

Conference Call and Webcast Scheduled for Tomorrow, February 9, 2017 at 10:00am PT

MISSION VIEJO, Calif., Feb. 08, 2017 (GLOBE NEWSWIRE) -- The Ensign Group, Inc. (Nasdaq:ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, home health, home care, hospice care and assisted living companies, today announced its operating results for the fourth quarter and full year 2016, reporting GAAP diluted earnings per share of $0.35 for the quarter and $0.96 for the year with adjusted earnings per share of $0.30 for the quarter and $1.29 for the year (1).

Annual Highlights Include:

•	Consolidated GAAP EBITDAR for the year was $252.3 million, an increase of 20.4% over the prior year, and consolidated adjusted EBITDAR was $262.2 million, an increase of 18.5% over the prior year (1);

•	GAAP pre-tax gain on divesture of urgent care operations of $19.2 million with an aggregate sales price of $41.5 million;

•
Consolidated GAAP revenues for the year were up $313.0 million or 23.3% over the prior year to $1.65 billion and consolidated adjusted revenues for the year were up $280.6 million, or 21.4% over the prior year to $1.59 billion(1);

•	Same store revenue for all segments grew by 3.7% over the prior year to $1.0 billion and transitioning revenue for all segments grew by 5.1%;

•	Same store skilled nursing revenue grew by 3.1% over the prior year, and same store managed care days grew by 4.7%;

•	Transitioning skilled nursing revenue grew by 5.7% over the prior year and transitioning managed care days grew by 7.6%;

•
Bridgestone Healthcare, Inc., our assisted and independent living subsidiary, grew its segment revenue by $35.5 million or 40.3%, EBITDAR by $14.0 or 45.7% and adjusted EBT by $4.6 million or 40.3%, all over the prior year; and

•
Cornerstone Healthcare, Inc., our home health and hospice subsidiary, grew its segment income by 22% over the prior year to $16.6 million and revenue by $25.5 million to $115.8 million for the year, an increase of 28.2% over the prior year.

(1) See "Reconciliation of GAAP to Non-GAAP Financial Information".

Operating Results

Commenting on the operating results, Ensign's President and Chief Executive Officer Christopher Christensen said, "Although we are disappointed to announce that we did not meet our 2016 annual guidance, many of the lessons we learned during the year have helped us identify areas of weakness and our local operators have been working tirelessly to make any weaknesses become strengths.  While several challenges we experienced during the year dragged into the fourth quarter, many of these improvements have started to take effect, and we expect them to continue into 2017."

Mr. Christensen noted that some of the challenges during the year included a slower-than-expected transition of the Legend transition in Texas, issues related to the implementation of a new labor management system earlier in the year, higher-than-usual bad debt resulting from the large number of recently acquired operations and a significant increase in health insurance costs during the fourth quarter.

"We are confident that our labor management challenges are behind us and we are pleased with the progress we are making on collections and the Legend transition, even though these issues continued to impact our fourth quarter results," he said.  He also reported that several of the bad debt challenges, which related to the previously discussed change of ownership process, continued into the fourth quarter and added, "we have developed better systems that will drive improvements in our billing and collections efforts and, as a result, we expect a reduction in our bad debt expense in 2017."

The Company also reported that it experienced a non-operational setback that impacted performance during the quarter.  "Our self-insurance accruals spiked quite significantly in the quarter - increasing by more than $6.0 million over the prior quarter. This spike was not expected, and while such a dramatic increase is rare, we are working diligently to structure our employee healthcare programs in a way to provide more predictability," he said.

Mr. Christensen continued, "Without the unexpected spike in our healthcare costs, we would have achieved the lower end of our 2016 earnings guidance.  But, we believe that our operational performance can and should have been much, much better."  He emphasized that, "the effects of some of these challenges in 2016 will partially carry over into 2017, however we are expecting to see meaningful improvement in occupancy, skilled mix, bad debt expense and our costs of services.  We also expect the performance in our newer states to accelerate as they mature in their practices of Ensign principles." Mr. Christensen reiterated that the company now has 76 recently acquired operations for the transitioning and skilled services and assisted and independent living segments, which is the largest number of operations in that bucket in the organization's history.  "We anticipate tremendous improvement in the contribution from these operations in 2017 and beyond," he stated.

Mr. Christensen announced that management is adjusting its 2017 guidance to $1.76 billion to $1.80 billion in revenues and $1.46 to $1.53 adjusted annual earnings per diluted share for 2017.  "This guidance represents a significant improvement over 2016 results.  Our operational leaders are fully engaged on all fronts on the fundamentals and, because of them, we remain confident that Ensign's future - both near- and long-term - is very bright."

Chief Financial Officer Suzanne Snapper reported that adjusted revenue and operating margins were impacted by a number of factors, including a 149 basis point decline in same store occupancy, which was almost entirely related to the Company's operations in Texas and Utah.  In addition, same store skilled mix and the anticipated contribution from the Company's newly acquired operations were slower than expected. "However, we continue to see growth in our other skilled days, with increases of 11.6% over the prior year," she said. Ms. Snapper further noted that Ensign's business can vary from quarter to quarter, due largely to changes in reimbursement systems, delays and changes in state budgets, seasonality in occupancy and skilled mix, the short-term impact of Ensign's acquisition activities and lumpy insurance accruals.

Ms. Snapper also added, "Our balance sheet remains strong, with approximately $150 million of availability on Ensign's new $450 million credit facility as of February 7, 2017, which also has a built-in expansion option, and 48 unlevered real estate assets that add additional liquidity." Ms. Snapper also reported that consolidated revenues for the year were up 23.3% over the prior year to a record $1.65 billion, GAAP EBITDAR for the year was $252.3 million and consolidated adjusted EBITDAR for the year was $262.2 million, an increase of 18.5% over the prior year.

GAAP diluted earnings per share were $0.96 and fully diluted adjusted earnings per share were $1.29 for the year.  GAAP net income was $50.0 million and adjusted net income was $67.0 million. A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share and net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release.

More complete information is contained in the Company's 10-K, which was filed with the SEC today and can be viewed on the Company's website at  http://investor.ensigngroup.net.

Quarter Highlights

During the quarter, the Company also announced that its urgent care subsidiary, Immediate Clinic Seattle, Inc., completed the sale of substantially all of its assets relating to its 14 urgent care operations in the greater Seattle market.  The sale of Immediate Clinic, together with the sale of Integrity Urgent Care in Colorado in the third quarter, represents all of the Ensign-affiliated urgent care operations. Ensign recognized a pretax gain on the sale of our Seattle and Colorado urgent care operations of $19.2 million with an aggregate sales price of $41.5 million.

Also during the quarter, Ensign announced that it purchased the underlying real estate of fifteen assisted living operations located throughout Wisconsin.  An Ensign subsidiary has been operating each facility since August 2015 under a lease with a purchase option.  The purchase further demonstrates that Ensign strategy to continue to acquire and retain real estate. Since the spin-off of certain real estate assets in June 2014, Ensign has acquired the real estate in 51 of its operations, 48 of which are unlevered, and have purchase options in 9 of its leased operations.

On February 1 of this year, the Company announced the acquisition of the operations and real estate of Parklane West Healthcare Center, a 124-bed skilled nursing and 17-bed assisted living facility in San Antonio, Texas.  Parklane West, which is subject to a long-term ground lease, represents a typical turn-around acquisition opportunity for Ensign and is located on a senior living campus with a 400-unit independent living operation operated by a third party.

Ensign paid a quarterly cash dividend of $0.0425 per share of its common stock, an increase of 6.3% over the prior year. This is the fourteenth consecutive year Ensign has increased its dividend, signaling the board's and management's continued confidence in Ensign's operating model and its ability to return long-term value to shareholders. Ensign has been a dividend-paying company since 2002 and has increased its dividend every year for 14 years.

These transactions bring Ensign's growing portfolio to 211 healthcare operations, fifty-one of which are owned, nineteen hospice agencies, seventeen home health agencies and three home care businesses across fourteen states.  Mr. Christensen reaffirmed that Ensign continues to actively seek transactions to acquire real estate and to lease both well-performing and struggling skilled nursing, assisted living and other healthcare related businesses in new and existing markets.

2017 Guidance Updated

Management also updated its guidance for 2017, with annual revenue guidance of $1.76 billion to $1.80 billion and annual earnings per share guidance of $1.46 to $1.53 per diluted share.  Management's guidance is based on diluted weighted average common shares outstanding of 53.7 million and a 35.5% tax rate, both of which reflect the anticipated impact of ASU 2016-09 that will become effective in 2017.  In addition, the guidance assumes, among other things, anticipated Medicare and Medicaid reimbursement rate increases net of provider taxes and acquisitions closed to date or anticipated to be closed in the first half of 2017. It also excludes acquisition-related costs and amortization costs related to intangible assets acquired, share-based compensation, costs incurred to recognize income tax credits and costs incurred for facilities currently being constructed and other start-up operations.

Share Repurchase Program

Ensign also announced today that it implemented a new stock repurchase program, which allows Ensign to repurchase up to $30 million of its common stock over the next 12 months.

"We firmly believe this new stock repurchase program is an important ingredient of our capital allocation plan and is a strategic way of creating value for our shareholders," said Mr. Christensen. He added that "the share buyback program is also a signal of confidence from management and our Board of Directors that our focus on improving same-store growth and transitioning newly acquired operations will accelerate revenue growth and bolster our already strong balance sheet."

Mr. Christensen also noted that the Company's recently upsized credit facility and conservative balance sheet continue to provide the flexibility to opportunistically repurchase Ensign shares while continuing to acquire and enhance well-performing and struggling skilled nursing operations, assisted living operations and start-up or early-stage hospice and home health agencies.

Under the stock repurchase program, the Company is authorized to repurchase its issued and outstanding common shares from time to time in open-market and privately negotiated transactions and block trades in accordance with federal securities laws, including Rule 10b-18 promulgated under the Securities Exchange Act of 1934 as amended. The Company has no obligation to repurchase any dollar amount or number of shares under this repurchase program authorization, and the program may be suspended, discontinued or modified at any time, in the discretion of the board of directors and in accordance with legal and regulatory requirements.

The number of shares repurchased by the company will depend entirely upon the levels of cash available, the attractiveness of alternate investment and business opportunities either at hand or on the horizon, and management's determination of value relative to market price, as well as other legal, regulatory and contractual requirements.

Conference Call

A live webcast will be held Thursday, February 9, 2017 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign's fourth quarter and fiscal year 2016 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign's website a http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, March 3, 2017.

About EnsignTM

The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services and other rehabilitative and healthcare services at 211 healthcare facilities, nineteen hospice agencies, seventeen home health agencies and three home care businesses in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska, Oregon, Wisconsin, Kansas, and South Carolina. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar terms, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the operations, the home health and hospice businesses, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http:/www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management's current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company's business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company's periodic filings with the Securities and Exchange Commission, including its Form 10-K, for a more complete discussion of the risks and other factors that could affect Ensign's business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information

Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.

SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)

	Year Ended December 31,		Three Months Ended December 31,
	2016	2015	2016	2015
Revenue	$1,654,864	$1,341,826	$433,048	$373,155
Expense:
Cost of services	1,341,814	1,067,694	355,997	297,401
Gain related to divestitures	(11,225)	—	(16,655)	—
Rent—cost of services	124,581	88,776	33,507	26,245
General and administrative expense	69,165	64,163	14,815	17,246
Depreciation and amortization	38,682	28,111	9,701	7,926
Total expenses	1,563,017	1,248,744	397,365	348,818
Income from operations	91,847	93,082	35,683	24,337
Other income (expense):
Interest expense	(7,136)	(2,828)	(2,184)	(793)
Interest income	1,107	845	358	242
Other expense, net	(6,029)	(1,983)	(1,826)	(551)
Income before provision for income taxes	85,818	91,099	33,857	23,786
Provision for income taxes	32,975	35,182	12,851	9,349
Net income	52,843	55,917	21,006	14,437
Less: net income attributable to noncontrolling interests	2,853	485	2,669	836
Net income attributable to The Ensign Group, Inc.	$49,990	$55,432	$18,337	$13,601

Net income per share
Basic:	$0.99	$1.10	$0.36	$0.27
Diluted:	$0.96	$1.06	$0.35	$0.26

Weighted average common shares outstanding:
Basic	50,555	50,316	50,724	51,308
Diluted	52,133	52,210	52,231	53,193

Dividends per share	$0.1625	$0.1525	$0.0425	$0.0400

THE ENSIGN GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$57,706	$41,569
Accounts receivable — less allowance for doubtful accounts of $39,791 and $30,308 at December 31, 2016 and December 31, 2015, respectively	244,433	209,026
Investments — current	11,550	2,004
Prepaid income taxes	302	8,141
Prepaid expenses and other current assets	19,871	18,827
Total current assets	333,862	279,567
Property and equipment, net	484,498	299,633
Insurance subsidiary deposits and investments	23,634	32,713
Escrow deposits	1,582	400
Deferred tax asset	23,073	20,852
Restricted and other assets	12,614	9,631
Intangible assets, net	35,076	45,431
Goodwill	67,100	40,886
Other indefinite-lived intangibles	19,586	18,646
Total assets	$1,001,025	$747,759

Liabilities and equity
Current liabilities:
Accounts payable	$38,991	$36,029
Accrued wages and related liabilities	84,686	78,890
Accrued self-insurance liabilities — current	21,359	18,122
Other accrued liabilities	58,763	46,205
Current maturities of long-term debt	8,129	620
Total current liabilities	211,928	179,866
Long-term debt — less current maturities	275,486	99,051
Accrued self-insurance liabilities — less current portion	43,992	37,881
Deferred rent and other long-term liabilities	9,124	3,976
Total equity	460,495	426,985
Total liabilities and equity	$1,001,025	$747,759

THE ENSIGN GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

The following table presents selected data from our consolidated statements of cash flows for the periods presented:

	Year Ended December 31,
	2016	2015
Net cash provided by operating activities	$73,888	$33,369
Net cash used in investing activities	(210,636)	(168,538)
Net cash provided by financing activities	152,885	126,330
Net increase (decrease) in cash and cash equivalents	16,137	(8,839)
Cash and cash equivalents at beginning of period	41,569	50,408
Cash and cash equivalents at end of period	$57,706	$41,569

THE ENSIGN GROUP, INC.
REVENUE BY SEGMENT

The following table sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended December 31,				Year Ended December 31,
	2016		2015		2016		2015
	$	%	$	%	$	%	$	%
	(Dollars in thousands)				(Dollars in thousands)
Transitional and skilled services	$361,857	83.5%	$306,733	82.2%	$1,374,803	83.1%	$1,126,388	83.9%
Assisted and independent living facilities	31,512	7.3	30,213	8.1	123,636	7.5	88,129	6.6
Home health and hospice services:
Home health	$16,474	3.8	$13,503	3.6	60,326	3.6	47,955	3.6
Hospice	14,660	3.4	13,344	3.6	55,487	3.4	42,401	3.2
Total home health and hospice services	31,134	7.2	26,847	7.2	115,813	7.0	90,356	6.8
All other (1)	8,545	2.0	9,362	2.5	40,612	2.4	36,953	2.7
Total revenue	$433,048	100.0%	$373,155	100.0%	$1,654,864	100.0%	$1,341,826	100.0%
(1) Includes revenue from services provided at our urgent care clinics and other ancillary operations.

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
The following tables summarize our selected performance indicators for our transitional and skilled services segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended December 31,
	2016	2015
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Transitional and skilled revenue	$361,857	$306,733	$55,124	18.0%
Number of facilities at period end	149	131	18	13.7%
Number of campuses at period end*	21	15	6	40.0%
Actual patient days	1,217,216	1,029,307	187,909	18.3%
Occupancy percentage — Operational beds	74.6%	76.7%		(2.1)%
Skilled mix by nursing days	30.1%	30.9%		(0.8)%
Skilled mix by nursing revenue	51.8%	51.8%		—%

	Three Months Ended December 31,
	2016	2015
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Transitional and skilled revenue	$224,635	$226,856	$(2,221)	(1.0)%
Number of facilities at period end	85	85	—	—%
Number of campuses at period end*	12	12	—	—%
Actual patient days	729,505	748,534	(19,029)	(2.5)%
Occupancy percentage — Operational beds	77.8%	79.7%		(1.9)%
Skilled mix by nursing days	29.3%	30.2%		(0.9)%
Skilled mix by nursing revenue	50.5%	50.9%		(0.4)%

	Three Months Ended December 31,
	2016	2015
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Transitional and skilled revenue	$44,206	$42,326	$1,880	4.4%
Number of facilities at period end	23	23	—	—%
Actual patient days	145,984	144,331	1,653	1.1%
Occupancy percentage — Operational beds	73.3%	72.4%		0.9%
Skilled mix by nursing days	32.7%	33.6%		(0.9)%
Skilled mix by nursing revenue	55.6%	55.6%		—%

	Three Months Ended December 31,
	2016	2015
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Transitional and skilled revenue	$93,016	$35,929	$57,087	NM
Number of facilities at period end	41	22	19	NM
Number of campuses at period end*	9	3	6	NM
Actual patient days	341,727	127,567	214,160	NM
Occupancy percentage — Operational beds	69.1%	67.1%		NM
Skilled mix by nursing days	30.5%	33.5%		NM
Skilled mix by nursing revenue	53.1%	53.8%		NM

	Three Months Ended December 31,
	2016	2015
	(Dollars in thousands)		Change	% Change
Facility Closed(4):
Skilled nursing revenue	$—	$1,622	$(1,622)	NM
Actual patient days	—	8,875	(8,875)	NM
Occupancy percentage — Operational beds	—%	70.4%		NM
Skilled mix by nursing days	—%	11.6%		NM
Skilled mix by nursing revenue	—%	15.9%		NM

* Campus represents a facility that offers both skilled nursing assisted and/or independently living services. Revenue and expenses related to skilled nursing and assisted and independent living services have been allocated and recorded in the respective reportable segment.

(1)	Same Facility results represent all facilities purchased prior to January 1, 2013.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2013 to December 31, 2014.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2015.

(4)
Facility Closed represent the result of one facility closed during the first quarter of 2016. These results were excluded from Same Facility results for the three months ended December 31, 2015 for comparison purposes.

	Year Ended December 31,
	2016	2015
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Transitional and skilled revenue	$1,374,803	$1,126,388	$248,415	22.1%
Number of facilities at period end	149	131	18	13.7%
Number of campuses at period end*	21	15	6	40.0%
Actual patient days	4,620,735	3,873,409	747,326	19.3%
Occupancy percentage — Operational beds	75.4%	77.6%		(2.2)%
Skilled mix by nursing days	30.9%	30.4%		0.5%
Skilled mix by nursing revenue	52.5%	52.6%		(0.1)%

	Year Ended December 31,
	2016	2015
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Transitional and skilled revenue	$898,385	$871,450	$26,935	3.1%
Number of facilities at period end	85	85	—	—%
Number of campuses at period end*	12	12	—	—%
Actual patient days	2,930,232	2,964,185	(33,953)	(1.1)%
Occupancy percentage — Operational beds	78.4%	79.9%		(1.5)%
Skilled mix by nursing days	30.1%	30.2%		(0.1)%
Skilled mix by nursing revenue	51.3%	52.5%		(1.2)%

	Year Ended December 31,
	2016	2015
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Transitional and skilled revenue	$173,559	$164,128	$9,431	5.7%
Number of facilities at period end	23	23	—	—%
Actual patient days	578,178	569,801	8,377	1.5%
Occupancy percentage — Operational beds	72.9%	71.8%		1.1%
Skilled mix by nursing days	33.4%	32.2%		1.2%
Skilled mix by nursing revenue	55.4%	54.7%		0.7%

	Year Ended December 31,
	2016	2015
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Transitional and skilled revenue	$302,237	$83,693	$218,544	NM
Number of facilities at period end	41	22	19	NM
Number of campuses at period end*	9	3	6	NM
Actual patient days	1,109,081	303,686	805,395	NM
Occupancy percentage — Operational beds	69.7%	69.1%		NM
Skilled mix by nursing days	31.7%	30.9%		NM
Skilled mix by nursing revenue	54.4%	51.3%		NM

	Year Ended December 31,
	2016	2015
	(Dollars in thousands)		Change	% Change
Facility Closed(4):
Skilled nursing revenue	$622	$7,117	$(6,495)	NM
Actual patient days	3,244	35,737	(32,493)	NM
Occupancy percentage — Operational beds	70.7%	71.5%		NM
Skilled mix by nursing days	9.6%	12.7%		NM
Skilled mix by nursing revenue	14.9%	26.9%		NM

* Campus represents a facility that offers both skilled nursing assisted and/or independently living services. Revenue and expenses related to skilled nursing and assisted and independent living services have been allocated and recorded in the respective reportable segment.

(1)	Same Facility results represent all facilities purchased prior to January 1, 2013.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2013 to December 31, 2014.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2015.

(4)
Facility Closed represent the result of one facility closed during the first quarter of 2016. These results were excluded from Same Facility results for the year ended December 31, 2015 for comparison purposes.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate:

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Skilled Nursing Average Daily Revenue Rates:
Medicare	$603.33	$572.74	$584.57	$549.85	$495.74	$485.35	$565.24	$556.02
Managed care	427.65	424.38	480.58	459.34	415.35	418.83	432.87	429.72
Other skilled	467.48	434.17	360.97	345.08	368.35	373.41	439.11	414.07
Total skilled revenue	513.24	495.21	503.08	474.65	455.80	445.04	495.55	484.53
Medicaid	209.43	210.69	200.25	189.83	176.75	189.61	199.63	204.84
Private and other payors	206.20	190.53	166.84	202.35	177.44	207.32	192.72	193.66
Total skilled nursing revenue	$298.13	$294.07	$295.80	$286.80	$261.98	$276.77	$287.70	$290.52

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Skilled Nursing Average Daily Revenue Rates:
Medicare	$586.51	$565.20	$566.32	$555.33	$491.49	$475.51	$556.89	$555.50
Managed care	424.70	419.83	468.01	460.21	409.95	414.14	428.53	427.16
Other skilled	469.31	456.62	351.10	330.83	386.66	431.42	441.86	436.41
Total skilled revenue	506.09	497.24	486.30	478.11	452.55	449.07	490.18	490.07
Medicaid	208.41	195.44	195.57	185.31	174.45	188.54	198.92	193.04
Private and other payors	204.33	190.12	198.11	199.83	182.50	198.94	197.87	192.04
Total skilled nursing revenue	$297.83	$285.92	$292.88	$281.25	$263.74	$270.38	$288.93	$283.31

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three months and year ended December 31, 2016 and 2015:

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Percentage of Skilled Nursing Revenue:
Medicare	26.4%	27.6%	24.6%	23.6%	31.7%	28.7%	27.6%	27.1%
Managed care	15.6	15.8	25.4	25.6	18.0	18.7	17.4	17.5
Other skilled	8.5	7.5	5.6	6.4	3.4	6.4	6.8	7.2
Skilled mix	50.5	50.9	55.6	55.6	53.1	53.8	51.8	51.8
Private and other payors	8.5	7.8	5.9	7.6	10.5	7.4	8.7	7.7
Quality mix	59.0	58.7	61.5	63.2	63.6	61.2	60.5	59.5
Medicaid	41.0	41.3	38.5	36.8	36.4	38.8	39.5	40.5
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Percentage of Skilled Nursing Days:
Medicare	13.1%	14.1%	12.4%	12.3%	16.8%	16.4%	14.0%	14.0%
Managed care	10.9	11.0	15.6	16.0	11.3	12.4	11.6	11.8
Other skilled	5.3	5.1	4.7	5.3	2.4	4.7	4.5	5.1
Skilled mix	29.3	30.2	32.7	33.6	30.5	33.5	30.1	30.9
Private and other payors	12.3	12.0	10.5	10.8	15.5	9.9	13.0	11.7
Quality mix	41.6	42.2	43.2	44.4	46.0	43.4	43.1	42.6
Medicaid	58.4	57.8	56.8	55.6	54.0	56.6	56.9	57.4
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Percentage of Skilled Nursing Revenue:
Medicare	27.2%	29.6%	23.4%	23.9%	32.2%	29.1%	27.8%	28.6%
Managed care	16.1	15.7	26.1	25.6	18.5	16.5	17.9	17.2
Other skilled	8.0	7.2	5.9	5.2	3.7	5.7	6.8	6.8
Skilled mix	51.3	52.5	55.4	54.7	54.4	51.3	52.5	52.6
Private and other payors	8.3	8.0	7.2	8.3	9.7	9.8	8.5	8.2
Quality mix	59.6	60.5	62.6	63.0	64.1	61.1	61.0	60.8
Medicaid	40.4	39.5	37.4	37.0	35.9	38.9	39.0	39.2
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Percentage of Skilled Nursing Days:
Medicare	13.7%	14.9%	12.1%	12.1%	17.3%	16.6%	14.4%	14.6%
Managed care	11.3	10.7	16.3	15.6	11.9	10.7	12.0	11.4
Other skilled	5.1	4.6	5.0	4.5	2.5	3.6	4.5	4.4
Skilled mix	30.1	30.2	33.4	32.2	31.7	30.9	30.9	30.4
Private and other payors	12.3	12.0	10.6	11.7	14.0	13.3	12.5	12.1
Quality mix	42.4	42.2	44.0	43.9	45.7	44.2	43.4	42.5
Medicaid	57.6	57.8	56.0	56.1	54.3	55.8	56.6	57.5
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our assisted and independent living segment along with other statistics, for each of the date or periods indicated:

	Three Months Ended December 31,
	2016	2015	Change	% Change
	(Dollars in thousands)
Revenue	31,512	30,213	$1,299	4.3%
Number of facilities at period end	40	40	—	—%
Number of campuses at period end	21	15	6	40.0%
Occupancy percentage (units)	76.3%	76.0%		0.3%
Average monthly revenue per unit	$2,748	$2,634	$114	4.3%

	Year Ended December 31,
	2016	2015	Change	% Change
	(Dollars in thousands)
Revenue	123,636	88,129	$35,507	40.3%
Number of facilities at period end	40	40	—	—%
Number of campuses at period end	21	15	6	40.0%
Occupancy percentage (units)	76.0%	75.3%		0.7%
Average monthly revenue per unit	$2,746	$2,644	$102	3.9%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our home health and hospice segment along with other statistics, for each of the date or periods indicated:

	Three Months Ended December 31,
	2016	2015	Change	% Change
	(Dollars in thousands)
Home health and hospice revenue:
Home health services	$16,474	$13,503	$2,971	22.0%
Hospice services	14,660	13,344	1,316	9.9
Total home health and hospice revenue	$31,134	$26,847	$4,287	16.0%
Home health services:
Average Medicare Revenue per Completed Episode	$3,085	$2,856	$229	8.0%
Hospice services:
Average Daily Census	975	842	133	15.8%

	Year Ended December 31,
	2016	2015	Change	% Change
	(Dollars in thousands)
Home health and hospice revenue:
Home health services	$60,326	$47,955	$12,371	25.8%
Hospice services	55,487	42,401	13,086	30.9
Total home health and hospice revenue	$115,813	$90,356	$25,457	28.2%
Home health services:
Average Medicare Revenue per Completed Episode	$2,986	$2,929	$57	1.9%
Hospice services:
Average Daily Census	905	679	226	33.3%

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE

The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended December 31,				Year Ended December 31,
	2016		2015		2016		2015
	$	%	$	%	$	%	$	%
	(Dollars in thousands)				(Dollars in thousands)
Revenue:
Medicaid(2)	$148,127	34.2%	$129,450	34.7%	$557,958	33.7%	$458,956	34.2%
Medicare	125,006	28.9	104,542	28.0	477,019	28.8	395,503	29.5
Medicaid-skilled	23,018	5.3	20,698	5.5	87,517	5.3	71,905	5.4
Total	296,151	68.4	254,690	68.2	1,122,494	67.8	926,364	69.1
Managed Care	68,406	15.8	58,395	15.7	265,508	16.0	206,770	15.4
Private and Other(1)(2)	68,491	15.8	60,070	16.1	266,862	16.2	208,692	15.5
Total revenue	$433,048	100.0%	$373,155	100.0%	$1,654,864	100.0%	$1,341,826	100.0%
(1) Private and other payors also includes revenue from all payor generated in urgent care centers and other ancillary services.
(2) Certain revenues by payor source were reclassified between Medicaid and private and other to conform with the current year segment presentation.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)
(Unaudited)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income attributable to The Ensign Group, Inc.	$18,337	$13,601	$49,990	$55,432

Non-GAAP adjustments
Results at urgent care centers, including noncontrolling interests(a)	3,174	1,703	3,149	2,148
Costs incurred for facilities currently being constructed and other start-up operations(b)	4,661	2,234	15,006	3,786
Results at a closed facility and a facility not at full function, including continued obligations and closing expenses(c)	307	—	8,845	—
Share-based compensation expense(d)	2,194	1,729	9,101	6,677
Cost of services - Insurance reserve in connection with the settlement of claims(e)	223	—	4,924	—
General and administrative - Acquisition related costs(f)	164	604	1,102	1,397
Gain on sale of urgent care centers(g)	(16,655)	—	(19,160)	—
General and administrative - Costs incurred related to new systems implementation and professional service fees(h)	76	698	1,148	2,817
General and administrative - Break up fee, net of costs, received in connection with a public auction(i)	—	—	—	(1,019)
Depreciation and amortization - Patient base(j)	20	214	1,678	1,013
Interest expense - Write off of deferred financing fees and amortization of deferred financing fees related to spin-off debt(k)	—	46	349	184
Provision for income taxes on Non-GAAP adjustments(l)	3,069	(2,290)	(9,126)	(6,325)
Non-GAAP Net Income	$15,570	$18,539	$67,006	$66,110

Diluted Earnings Per Share As Reported
Net Income	$0.35	$0.26	$0.96	$1.06
Average number of shares outstanding	52,231	53,193	52,133	52,210

Adjusted Diluted Earnings Per Share
Net Income	$0.30	$0.35	$1.29	$1.27
Average number of shares outstanding	52,231	53,193	52,133	52,210

(a) Represent operating results at urgent care centers, including noncontrolling interest.
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue	$(4,186)	$(6,741)	$(24,759)	$(26,748)
Cost of services	4,342	6,808	22,420	25,327
Rent	406	551	2,021	2,097
Depreciation and amortization	—	302	861	1,182
Non-controlling interest	2,612	783	2,606	290
Total Non-GAAP adjustment	$3,174	$1,703	$3,149	$2,148

(b) Represent operating results for facilities currently being constructed and other start-up operations.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue	$(13,579)	$(1,318)	$(35,140)	$(1,318)
Cost of services	14,278	2,846	38,990	4,372
Rent	3,674	649	10,346	649
Depreciation and amortization	288	57	810	83
Total Non-GAAP adjustment	$4,661	$2,234	$15,006	$3,786

(c) Represent results at closed facility during the three months and year ended December 31, 2016, including the fair value of continued obligation under the lease agreement and related closing expenses of $7.9 million.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenue	$(499)	$—	$(603)	$—
Cost of services	743	—	9,309	—
Rent	55	—	118	—
Depreciation and amortization	8	—	21	—
Total Non-GAAP adjustment	$307	$—	$8,845	$—

(d) Represent share-based compensation expense incurred.
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Cost of services	$1,211	$1,105	$4,956	$4,265
General and administrative	983	624	4,145	2,412
Total Non-GAAP adjustment	$2,194	$1,729	$9,101	$6,677
(e) Included in cost of services are insurance reserves in connection with the settlement of claims.
(f) Included in general and administrative expense are costs incurred to acquire an operation which are not capitalizable.
(g) Included in gain on sale of urgent care centers is a gain recorded as a result of the urgent care sales.
(h) Included in general and administrative expense are costs incurred related to new systems implementation and income tax credits which contributed to a decrease in effective tax rate.
(i) Included in general and administrative expense is a breakup fee, net of costs, received in connection with a public auction.
(j) Included in depreciation and amortization are amortization expenses related to patient base intangible assets at newly acquired skilled nursing and assisted living facilities.
(k) Included in interest expense are write-offs of deferred financing fees associated with the amendment of credit facility and amortization of deferred financing fees related to the former revolving credit facility as part of the spin-off transaction.

(l) Represents an adjustment to provision for income tax to our historical year to date effective tax rate of 38.5%

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income to EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Consolidated Statements of Income Data:
Net income	$21,006	$14,437	$52,843	$55,917
Less: net income (loss) attributable to noncontrolling interests	2,669	836	2,853	485
Interest expense, net	1,826	551	6,029	1,983
Provision for income taxes	12,851	9,349	32,975	35,182
Depreciation and amortization	9,701	7,926	38,682	28,111
EBITDA	$42,715	$31,427	$127,676	$120,708
Facility rent—cost of services	33,507	26,245	124,581	88,776
EBITDAR	$76,222	$57,672	$252,257	$209,484

EBITDA	$42,715	$31,427	$127,676	$120,708
Adjustments to EBITDA:
Gain on sale of urgent care centers(a)	(16,655)	—	(19,160)	—
Results related to a closed facility and a facility not at full operation, including continued obligations and closing expenses(b)	244	—	8,705	—
Share-based compensation expense(c)	2,194	1,729	9,101	6,677
Costs incurred for facilities currently being constructed and other start-up operations(d)	699	1,528	3,850	3,054
Insurance reserve in connection with the settlement of claims(e)	223	—	4,924	—
Urgent care center loss (earnings)(f)	2,768	850	267	(1,132)
Acquisition related costs(g)	164	604	1,102	1,397
Costs incurred related to new systems implementation and professional service fee(h)	76	698	1,148	2,817
Breakup fee, net of costs, received in connection with a public auction(i)	—	—	—	(1,019)
Rent related to items(a),(b) and (d) above	4,135	1,190	12,485	2,746
Adjusted EBITDA	$36,563	$38,026	$150,098	$135,248
Rent—cost of services	$33,507	$26,245	$124,581	$88,776
Less: rent related to items(a), (b), and (c) above	(4,135)	(1,190)	(12,485)	(2,746)
Adjusted EBITDAR	$65,935	$63,081	$262,194	$221,278

(a) Gain recognized related to the sale of urgent care centers during the year ended December 31, 2016.

(b)
Results related to a closed facility and a facility not at full operation during three months and year ended December 31, 2016, including the fair value of a continued obligation liability under the lease agreement and related closing expenses of $7.9 million for the year ended December 31, 2016. This amount excludes rent, depreciation and interest expense.

(e)	Insurance reserves in connection with the settlement of claims.
(c) Share-based compensation expense incurred during the three months and years ended December 31, 2016 and 2015.

(d)	Costs incurred for facilities currently being constructed and other start-up operations. This amount excludes rent, depreciation and interest expense.

(e)	Insurance reserves in connection with the settlement of claims.

(f)
Operating results at urgent care centers. This amount excludes rent, depreciation, interest expense and the net loss attributable to the variable interest entity associated with our urgent care business.

(g)	Costs incurred to acquire operations which are not capitalizable.

(h)
Costs incurred related to new systems implementation; income tax credits which contributed to a decrease in effective tax rate; and expenses incurred in connection with the stock-split effected in December 2015.

(i)	Breakup fee, net of costs, received in connection with a public auction in which we were the priority bidder.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income from operations to EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR for each reportable segment for the periods presented:

	Year Ended December 31,
	Transitional and Skilled Services		Assisted and Independent Services		Home Health and Hospice
	2016	2015	2016	2015	2016	2015

Statements of Income Data:
Income from operations, excluding general and administrative expense(a)	$118,118	$136,744	$11,701	$11,463	$16,571	$13,584
Depreciation and amortization	26,298	18,008	4,157	3,338	924	980
EBITDA	$144,416	$154,752	$15,858	$14,801	$17,495	$14,564
Rent—cost of services	91,761	69,285	28,906	15,931	1,151	1,235
EBITDAR	$236,177	$224,037	$44,764	$30,732	$18,646	$15,799

EBITDA	$144,416	$154,752	$15,858	$14,801	$17,495	$14,564
Adjustments to EBITDA:
Costs at facilities currently being constructed and other start-up operations(b)	2,968	3,043	727	—	155	11
Results related to a closed facility and a facility not at full operation, including continued obligations and closing expenses(c)	8,705	—	—	—	—	—
Share-based compensation expense(d)	4,192	3,662	365	271	287	241
Insurance reserve in connection with the settlement of claims(e)	4,924	—	—	—	—	—
Less: rent related to item(b) and (c)above	7,032	644	3,396	—	36	5
Adjusted EBITDA	$172,237	$162,101	$20,346	$15,072	$17,973	$14,821
Rent—cost of services	91,761	69,285	28,906	15,931	1,151	1,235
Less: rent related to items(b) and(c) above	(7,032)	(644)	(3,396)	—	(36)	(5)
Adjusted EBITDAR	$256,966	$230,742	$45,856	$31,003	$19,088	$16,051

	Three Months Ended December 31,
	Transitional and Skilled Services		Assisted and Independent Services		Home Health and Hospice
	2016	2015	2016	2015	2016	2015

Statements of Income Data:
Income from operations, excluding general and administrative expense(a)	$28,473	$36,259	$2,585	$3,356	$4,547	$3,846
Depreciation and amortization	6,661	4,923	1,036	1,055	215	277
EBITDA	$35,134	$41,182	$3,621	$4,411	$4,762	$4,123
Rent—cost of services	25,314	18,468	7,283	6,797	404	369
EBITDAR	$60,448	$59,650	$10,904	$11,208	$5,166	$4,492

EBITDA	$35,134	$41,182	$3,621	$4,411	$4,762	$4,123
Adjustments to EBITDA:
Costs at facilities currently being constructed and other start-up operations(b)	688	1,060	(66)	—	77	11
Results related to a closed facility and a facility not at full operation, including continued obligations and closing expenses(c)	244	—	—	—	—	—
Share-based compensation expense(d)	1,009	954	88	89	83	60
Insurance reserve in connection with the settlement of claims(e)	223	—	—	—	—	—
Less: rent related to item(b) and (c)above	2,500	644	1,283	—	9	5
Adjusted EBITDA	$39,798	$43,840	$4,926	$4,500	$4,931	$4,199
Rent—cost of services	25,314	18,468	7,283	6,797	404	369
Less: rent related to items(b) and(c) above	(2,500)	(644)	(1,283)	—	(9)	(5)
Adjusted EBITDAR	$62,612	$61,664	$10,926	$11,297	$5,326	$4,563

(a) General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.

(b)	Costs incurred for facilities currently being constructed and other start-up operations
(c) Results related to a closed facility and a facility not at full operation, including the fair value of continued obligation under lease agreement and related closing expenses of $7.9 million for the year ended December 31, 2016.

(d)	Share-based compensation expense incurred during the three months and years ended December 31, 2016 and 2015.

(e)	Insurance reserves in connection with the settlement of claims.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes and (c) depreciation and amortization. EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization and (d) rent-cost of services. Adjusted EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) costs incurred for operations currently being constructed and other start-up operations, excluding depreciation, interest and income taxes, (e) results of a single closed operation and a facility not at full operation, excluding depreciation, interest and income taxes, (f) share-based compensation expense, (g) costs incurred related to new systems implementation, (h) breakup fee, net of costs, received in connection with a public auction in which we were the priority bidder, (i) professional service fees include costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate, (j) costs incurred to acquire operations which are not capitalized, (k) insurance reserves in connection with legal settlements, (l) gain on sale of urgent care centers and (m) operating results at urgent care centers,  excluding depreciation, interest and income taxes.  Adjusted EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for facilities currently being constructed and other start-up operations, excluding rent, depreciation, interest and income taxes, (f) results of a single closed operation and a facility not at full operation, excluding depreciation, interest and income taxes, (g) share-based compensation expense, (h) costs incurred related to new systems implementation, (i) break-up fee, net of costs, received in connection with a public auction in which we were the priority bidder , (j) professional service fees include costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate, (k) costs incurred to acquire operations which are not capitalized, (l) insurance reserves in connection with legal settlements, (m) gain on sale of urgent care centers and (n) operating results at urgent care centers,  excluding rent, depreciation, interest and income taxes. The company believes that the presentation of EBITDA, EBITDAR, adjusted EBITDA, adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company's operating performance. The company believes disclosure of adjusted net income per share, EBITDA, EBITDAR, adjusted EBITDA and adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-K. The company's periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign's website at http://www.ensigngroup.net.